As Filed with the Securities and Exchange Commission on June 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VALENTIS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	94-3156660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

863A MITTEN ROAD

BURLINGAME, CA 94010

(650) 697-1900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

VALENTIS, INC. AMENDED AND RESTATED 1997 EQUITY INCENTIVE PLAN

VALENTIS, INC. AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

VALENTIS, INC. AMENDED AND RESTATED 2001 NONSTATUTORY INCENTIVE PLAN

VALENTIS, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

 (Full title of the Plans)

BENJAMIN F. MCGRAW, III	Copies to:
PRESIDENT AND CHIEF EXECUTIVE OFFICER	PATRICK A. POHLEN, ESQ.
VALENTIS, INC.	LATHAM & WATKINS LLP
863A MITTEN ROAD	135 COMMONWEALTH DRIVE
BURLINGAME, CA 94010	MENLO PARK, CA 94025
(650) 697-1900	(650) 328-4600

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the Valentis, Inc. Amended and Restated 1997 Equity Incentive Plan	580,000	$3.095	$1,795,100	$145
Common Stock, $0.001 par value per share, issuable under the Valentis, Inc. Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan	211,666	$3.095	$655,106	$53
Common Stock, $0.001 par value per share, issuable under the Valentis, Inc. Amended and Restated 2001 Nonstatutory Incentive Plan	590,000	$3.095	$1,826,050	$148
Common Stock, $0.001 par value per share, issuable under the Valentis, Inc. 2003 Employee Stock Purchase Plan	600,000	$3.095	$1,857,000	$150
Total	1,981,666	$3.095	$6,133,256	$496

(1)          This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Valentis, Inc. Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”), the Valentis, Inc. Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Plan”), the Valentis, Inc. Amended and Restated 2001 Nonstatutory Incentive Plan (the “2001 Plan” and together with the 1997 Plan and the 1998 Plan, the “Option Plans”) and the Valentis, Inc. 2003 Employee Stock Purchase Plan (the “Purchase Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 1,981,666 shares registered hereunder (the average ($3.095) of the high ($3.19) and low ($3.00) prices for the Registrant’s Common Stock reported by The Nasdaq SmallCap Market on May 29, 2003).

Proposed sales to take place as soon after the effective date of the Registration Statement as options granted under the Option Plans are exercised and Common Stock is purchased under the Purchase Plan.

REGISTRATION OF ADDITIONAL SECURITIES

                Valentis, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) the following Registration Statements on Form S-8 relating to shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the 1997 Plan, the 1998 Plan and the 2001 Plan, and, pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are incorporated in this Registration Statement by reference: Registration Statement on Form S-8 filed November 7, 1997 (File No. 333-39795); Registration Statement on Form S-8 filed February 24, 1999 (File No. 333-72895); Registration Statement on Form S-8 filed January 19, 2001 (File No. 333-54064); and Registration Statement on Form S-8 filed June 14, 2001 (File No. 333-63018).   The Registrant is hereby registering an additional (i) 580,000 shares of Common Stock issuable under the 1997 Plan, (ii) 211,666 shares of Common Stock issuable under the 1998 Plan and (iii) 590,000 shares of Common Stock issuable under the 2001 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form  S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents, which were filed with the Commission, are incorporated herein by reference:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2002, as amended (File No. 000-22987), including all material incorporated by reference therein;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 000-22987), filed November 14, 2002, including all material incorporated by reference therein;

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 (File No. 000-22987), filed February 14, 2003, including all material incorporated by reference therein;

(d)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-22987), filed May 15, 2003, including all material incorporated by reference therein;

(e)                                The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed August 28, 2002;

(f)                                  The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed October 1, 2002;

(g)                               The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed October 10, 2002;

(h)                               The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed January 27, 2003;

(i)                                   The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed January 31, 2003;

(j)                                   The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed February 3, 2003;

(k)                                The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed February 14, 2003;

(l)                                   The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed April 11, 2003;

(m)                             The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed April 24, 2003;

(n)                               The Registrant’s Current Report on Form 8-K (File No. 000-22987), filed May 16, 2003; and

(o)                                 The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A (File No. 000-22987), filed August 15, 1997, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all material incorporated by reference therein and any subsequently filed amendments and reports updating such description.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

                The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Latham & Watkins LLP, Menlo Park, California. Alan C. Mendelson, one of our directors, is a partner of Latham & Watkins LLP.

Item 6.    Indemnification of Directors and Officers

                The Registrant’s Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) and

(ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Registrant has entered into indemnity agreements with certain of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

        The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act of 1933 or otherwise.

Item 7.    Exemption from Registration Claimed

Not Applicable.

Item 8.    Exhibits

See the Index to Exhibits located after the signature pages.

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

        (1)  To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 4, 2003.

VALENTIS, INC.

By:	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin F. McGraw, III, and Joseph A. Markey, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Benjamin F. McGraw, III	Chairman, Chief Executive Officer and President	June 4, 2003
Benjamin F. McGraw, III	(Principal Executive Officer)

/s/ Joseph A. Markey	Senior Director of Finance and Controller	June 4, 2003
Joseph A. Markey	(Principal Financial and Accounting Officer)

/s/ Reinaldo M. Diaz	Director	June 4, 2003
Reinaldo M. Diaz

Director
Patrick G. Enright

Director
Mark McDade

/s/ Alan C. Mendelson	Director	June 4, 2003
Alan C. Mendelson

/s/ Dennis J. Purcell	Director	June 4, 2003
Dennis J. Purcell

/s/ John S. Schroeder	Director	June 4, 2003
John S. Schroeder

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1*	Valentis, Inc. Amended and Restated 1997 Equity Incentive Plan

4.2	Amendment to the Valentis, Inc. Amended and Restated 1997 Equity Incentive Plan

4.3	Valentis, Inc. Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan

4.4*	Valentis, Inc. Amended and Restated 2001 Nonstatutory Incentive Plan

4.5	Amendment to the Valentis, Inc. Amended and Restated 2001 Nonstatutory Incentive Plan

4.6	Valentis, Inc. 2003 Employee Stock Purchase Plan

5.1	Opinion of Latham & Watkins

23.1	Consent of Latham & Watkins (included in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*                 Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2002, as amended (File No. 000-22987), filed with the Commission on September 30, 2002.